Registration No. 333-24009
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                       POST-EFFECTIVE AMENDMENT NO. 7 TO
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
             (Exact name of registrant as specified in its charter)

                                    NEW YORK
         (State or other jurisdiction of incorporation or organization)

                                   13-5570651
                      (I.R.S. Employer Identification No.)

              1290 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10104
                                 (212) 554-1234

               (Address, including zip code, and telephone number,
                      including area code, of registrant's
                          principal executive offices)

           MARY P. BREEN, VICE PRESIDENT AND ASSOCIATE GENERAL COUNSEL
            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
              1290 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10104
                                 (212) 554-1234

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                  Please send copies of all communications to:
                               PETER E. PANARITES
                         FREEDMAN, LEVY, KROLL & SIMONDS
                    1050 CONNECTICUT AVENUE, N.W., SUITE 825
                             WASHINGTON, D.C. 20036
                                 (202) 457-5100
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
                                      NOTE


     The purpose of this Post-Effective Amendment is to include in the Registrant's Form S-3 Registration Statement the plain English Income Manager prospectus contained herein. Registrant does not intend this Post-Effective Amendment to delete or amend any currently effective prospectus or any supplement thereto contained in this Registration Statement. A further Post-Effective Amendment is proposed to be filed in April 1999.

                               INCOME MANAGER(R)
                           Payout Annuity Contracts
                                 May 1, 1999
                          [Equitable Life AXA Logo]

Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract.

WHAT IS INCOME MANAGER? Income Manager contracts are payout annuity contracts issued by THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED States. They are designed to provide retirement income. We offer two versions of the Income Manager payout annuity contract from which you may choose to receive your retirement income. You may choose to receive income payable for a specified period ("period certain"). Or, you may choose to receive lifetime income payable for at least a specified period ("life annuity with a period certain"). Under the life annuity with a period certain contract you may choose whether payments are made on a single life or a joint and survivor life basis.

      TYPES OF CONTRACTS.   We offer the contracts for use as:

o     A nonqualified annuity ("NQ") for after-tax contributions only.
o An individual retirement annuity ("IRA"). There are two types of IRAs, Traditional IRAs or Roth IRAs. Because Roth IRAs were newly introduced in 1998 and have a five year aging period before distributions should begin, we do not expect to offer payout annuity Roth IRA contracts before the year 2003.

      A contribution of at least $10,000 is required to purchase a contract.

      FIXED MATURITY OPTIONS. We allocate your contributions to a series of fixed maturity options to provide your income payments during the period certain. Amounts allocated to these fixed maturity options will receive a fixed rate of interest during the period certain. Interest is earned at a guaranteed rate we set ("rate to maturity"). We make a market value adjustment (up or down) if you make a withdrawal from a fixed maturity option before its maturity date.

A registration statement relating to this offering has been filed with the Securities and Exchange Commission ("SEC"). This prospectus can be obtained from the SEC's website at http://www.sec.gov.

THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.

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  Copyright 1999 The Equitable Life Assurance Society of the United States. All
  rights reserved. Income Manager is a registered service mark of The Equitable
                  Life Assurance Society of the United States.

                         CONTENTS OF THIS PROSPECTUS
                                                                     PAGE IN
                                                                   PROSPECTUS
                                                                   ----------

INDEX OF KEY WORDS AND PHRASES...........................................4
WHO IS EQUITABLE LIFE?...................................................5
HOW TO REACH US..........................................................5
INCOME MANAGER AT A GLANCE -- KEY FEATURES...............................7
CONTRACT FEATURES AND BENEFITS...........................................9
  How you can purchase and contribute to your contract...................9
  Source of contributions................................................9
  Owner and annuitant requirements.......................................9
  What are your investments under the contract?.........................10
  What are your contract choices?.......................................12
  Life annuity with a period certain contract...........................12
  Period certain contract...............................................21
OTHER BENEFITS AND FEATURES OF THE CONTRACTS............................23
  How you can make your contributions...................................23
  Your right to cancel within a certain number of days..................24
  Surrendering your contract to receive its cash value..................24
  When to expect payments...............................................25
CHARGES.................................................................25
  Withdrawal charges....................................................25
  Amounts applied from other contracts issued by Equitable Life.........26
  Charges for state premium and other applicable taxes..................26
  Group or sponsored arrangements.......................................26
  Other distribution arrangements.......................................27
PAYMENT OF DEATH BENEFIT................................................27
  Your beneficiary......................................................27
  Choosing annuity payout options.......................................27
  Traditional annuity payout options....................................27
TAX INFORMATION.........................................................28
  Overview..............................................................28
  Taxation of nonqualified annuities....................................29
  Special rules for NQ contracts issued in Puerto Rico..................31
  Individual retirement arrangements (IRAs).............................31
  Traditional individual retirement annuities (Traditional IRAs)........32
  Federal and state income tax withholding and information reporting....41
MORE INFORMATION........................................................42
  About our fixed maturity options................................... ..42
  About the separate account for the fixed maturity options.............43
  About our general account.............................................44
  Other methods of payment..............................................44
  About payments under period certain contracts.........................45
  Dates and prices at which contract events occur.......................45
  About our year 2000 progress..........................................46
  About legal proceedings...............................................46
  About our independent accountants.....................................46

  Transfers of ownership, collateral assignments, loans, and borrowing..46
  Distribution of contracts.............................................46
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.........................48
APPENDIX: MARKET VALUE ADJUSTMENT EXAMPLE...............................49

"WE," "OUR," AND "US" REFERS TO EQUITABLE LIFE.

WHEN WE ADDRESS THE READER OF THIS PROSPECTUS WITH WORDS SUCH AS "YOU" AND "YOUR," WE MEAN THE PERSON WHO HAS THE RIGHT OR RESPONSIBILITY THAT THE PROSPECTUS IS DISCUSSING AT THAT POINT. THIS IS USUALLY THE CONTRACT OWNER.

WHEN WE USE THE WORD "CONTRACT" IT ALSO INCLUDES CERTIFICATES WHICH ARE ISSUED UNDER GROUP CONTRACTS IN SOME STATES. ALSO, TO MAKE THIS PROSPECTUS EASIER TO READ, WE SOMETIMES USE DIFFERENT WORDS THAN IN THE CONTRACT. YOUR EQUITABLE ASSOCIATE CAN PROVIDE FURTHER EXPLANATION ABOUT YOUR CONTRACT.

                        INDEX OF KEY WORDS AND PHRASES

This index should help you locate more information on the terms used in this prospectus.

TERM                                           PAGE IN
                                               PROSPECTUS

account value
annuitant
beneficiary
business day
cash value
contract date
contract year
deferral period
fixed maturity amount
fixed maturity options
IRA
IRS
joint and survivor
joint owners
life annuity with a period certain
life contingent annuity
market adjusted amount
market value adjustment
maturity value
off maturity date
NQ
payout option
period certain
Processing Office
SEC
separate account
single life
Traditional IRA

WHO IS EQUITABLE LIFE? We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a stock life insurance company. We are a New York corporation and have been doing business since 1859. Equitable Life is a wholly owned subsidiary of The Equitable Companies, Incorporated, whose majority shareholder is AXA, a French insurance holding company. As a majority shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. Equitable Life's related companies, however, have no legal responsibility to pay amounts that Equitable Life owes under the contract. During 1999, The Equitable Companies, Incorporated plans to change its name to AXA Financial, Inc.

We managed approximately $347.5 billion in assets as of December 31, 1998. For over 100 years we have been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.

HOW TO REACH US: You may communicate with our Processing Office listed below for any of the following purposes:

o  FOR CONTRIBUTIONS SENT BY REGULAR    o  FOR CONTRIBUTIONS SENT BY EXPRESS
   MAIL:                                   DELIVERY:
   Equitable Life                          Equitable Life
   Income Manager                          Income Manager
   P.O. Box 13014                          c/o First Chicago National
   Newark, NJ 07188-0014                   Processing Center
                                           300 Harmon Meadows Boulevard, 3rd
                                           Floor
                                           Attn: Box 13014
                                           Secaucus, NJ 07094

o  FOR ALL OTHER COMMUNICATIONS (E.G.,  o  FOR ALL OTHER COMMUNICATIONS (E.G.,
   REQUESTS FOR WITHDRAWALS, OR            REQUESTS FOR WITHDRAWALS, OR
   REQUIRED NOTICES) SENT BY REGULAR       REQUIRED NOTICES) SENT BY EXPRESS
   MAIL:                                   DELIVERY:
   Equitable Life                          Equitable Life
   Income Manager                          Income Manager
   P.O. Box 1547                           200 Plaza Drive, 4th Floor
   Secaucus, NJ 07096-1547                 Secaucus, NJ 07094


o CUSTOMER SERVICE REPRESENTATIVES: During our regular business hours you may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern time.
                            ---------------------

You should send all contributions, required notices, and requests to exercise any of your rights or privileges to our Processing Office at the address above.

WE HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF
REQUESTS:

    1)  address changes;
    2)  beneficiary changes;
    3)  withdrawal requests; and
    4)  contract surrender.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.

SIGNATURES: The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners both must sign. Any irrevocable beneficiary or assignee that we have recorded on our records also must sign certain types of requests.

                  INCOME MANAGER AT A GLANCE -- KEY FEATURES



    --------------------------------------------------------------------------------------------------------------
                            INCOME MANAGER                                     INCOME MANAGER
                            (LIFE ANNUITY
                            WITH A PERIOD CERTAIN)                             (PERIOD CERTAIN)
    --------------------------------------------------------------------------------------------------------------
    INCOME PAYMENTS         NQ - Level or increasing                           NQ and IRA - Level payments only.
                            payments.
                            IRA - Level payments only.
    --------------------------------------------------------------------------------------------------------------
    PERIOD CERTAIN          You will receive payments for periods ranging from 7 to 15 years depending on the age of the annuitant.
    --------------------------------------------------------------------------------------------------------------
    FORM OF PAYMENT         Single life or
    AVAILABLE               joint and survivor.                                Single life only.
    --------------------------------------------------------------------------------------------------------------
    PAYMENTS AFTER THE END  Payments continue while the
    OF THE PERIOD CERTAIN   annuitant or joint                                 None
                            annuitant is living.
    --------------------------------------------------------------------------------------------------------------
    CONTRIBUTION AMOUNTS:
         INITIAL MINIMUM:   o  $10,000                                         o  $10,000
      ADDITIONAL MINIMUM:   o   $1,000 (subject to                             o  Not permitted
                              restrictions)
                            Maximum investment limitations                     Maximum investment
                            may apply.                                         limitations may apply.
    --------------------------------------------------------------------------------------------------------------
    FIXED MATURITY OPTIONS  o  15 fixed maturity options with maturities ranging from approximately 1 to 15 years.
                            o  Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                            o  Principal guarantees.
                                  - If you make withdrawals from a fixed maturity option
                                    before maturity, there will be a market value adjustment
                                    due to differences in interest rates. This may increase
                                    or decrease any value you have left in that fixed maturity option.
    --------------------------------------------------------------------------------------------------------------
    TAXES                   Generally, earnings will be taxed at your ordinary income tax rate when distributions are made from your contract.
                            o  NQ - A portion of each payment is generally not considered taxable income until you have received a tax-free recovery of your investment in the contract.
                            o  IRA - All amounts distributed are generally taxable.
    --------------------------------------------------------------------------------------------------------------
    DEATH BENEFIT           A death benefit is provided if the                 A death benefit is provided if
                            if the annuitant dies before end of the            the annuitant dies before the
                            period certain.  There is no death                 end of the period certain.
                            benefit after the period certain.
    --------------------------------------------------------------------------------------------------------------


    ACCESS TO YOUR          o  Withdrawals.                                    o  Withdrawals.
    MONEY DURING THE        o  Contract surrender.                             o  Contract surrender.
    PERIOD CERTAIN          A market value adjustment may                      A market value adjustment
                            apply.  You may also incur income                  may apply.  You may also
                            tax and a penalty tax.                             incur income tax and a
                            You can not take a withdrawal                      penalty tax.
                            from, or surrender your life
                            contingent annuity.

    --------------------------------------------------------------------------------------------------------------
    CHARGES                 o  We deduct a charge for taxes                    o  We deduct a charge for
                               such as premium taxes                              taxes such as premium
                               that may be imposed in your state.                 taxes that may be imposed
                               We deduct this charge from                         in your state.  We deduct
                               your contributions.                                this charge from your
                            o  During the first seven contract                    contributions.
                               years following a contribution,                 o  During the first seven
                               a charge will be deducted from                     contract years a charge
                               amounts that you withdraw that                     will be deducted from
                               exceed 10% of your account                         amounts that you.
                               value.  We use the account                         withdraw.  The charge
                               value on the most recent                           begins at 7% in the first
                               contract date anniversary to                       contract year. It declines
                               calculate the 10% amount                           each year to 1% in the
                               available.  The charge begins at                   seventh contract year.
                               7% in the first contract year                      There is no withdrawal
                               following a contribution. It                       charge in the eighth and
                               declines each year to 1% in the                    later contract years.
                               seventh contract year. There is                 o  There is no free
                               no withdrawal charge in the                        withdrawal amount.
                               eighth and later contract years
                               following a contribution.

    --------------------------------------------------------------------------------------------------------------
    [Sidebar:  The 12-month period beginning on your contract date and each anniversary of that date is a "contract year."  The "contract date" is the effective date of a contract.  This usually is the business day we receive your initial contribution.]
    --------------------------------------------------------------------------------------------------------------
    ANNUITANT               NQ and IRA level payments: 45 - 83                 NQ and IRA: 59 1/2 - 78
    ISSUE AGES              NQ increasing payments: 59 1/2 - 83
                            Different ages may apply depending
                            on when annuity payments start.
    --------------------------------------------------------------------------------------------------------------


THE ABOVE IS NOT A COMPLETE DESCRIPTION OF ALL MATERIAL PROVISIONS OF THE CONTRACT. IN SOME CASES RESTRICTIONS OR EXCEPTIONS APPLY. ALSO, ALL FEATURES OF THE CONTRACT ARE NOT NECESSARILY AVAILABLE IN YOUR STATE OR AT CERTAIN AGES.

For more detailed information we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your Equitable associate, or call us, if you have any questions.

CONTRACT FEATURES AND BENEFITS

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

      You may purchase your contract by making payments to us we call "contributions." We require a contribution of at least $10,000 for you to purchase a contract. Under life annuity with a period certain contracts, you may make additional contributions subject to the limitations as described under "Additional contributions" later in this prospectus.

SOURCE OF CONTRIBUTIONS

      NQ CONTRACTS. We will accept only contributions made with after-tax money. You may make your contributions by check or by transfer of your contract value in a tax-deferred exchange under Section 1035 of the Internal Revenue Code.

      IRA CONTRACTS. Contributions may be made from:

      o  Rollovers from a qualified plan.

      o  Rollovers from a tax sheltered annuity (TSA).

      o  Rollovers from another traditional individual retirement arrangement.

      o Direct custodian-to-custodian transfers from another Traditional individual retirement arrangement.

      See "Tax information" for a more detailed discussion of sources of contributions and contribution limitations. We may refuse to accept any contribution if the sum of all contributions under all Income Manager contracts with the same annuitant would then total more than $1,500,000. We may also refuse to accept any contributions if the sum of all contributions under all Equitable Life annuity payout contracts that you own would then total more than $2,500,000.

     For information on when contributions are credited see "Dates and prices at which contract events occur."

OWNER AND ANNUITANT REQUIREMENTS

      NQ CONTRACTS. The annuitant can be different from the contract owner. A joint owner may also be named provided both owners are of legal age. Only natural persons can be joint owners. This means that an entity such as a corporation or a trust cannot be a joint owner.

      [Sidebar: The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.]

      IRA CONTRACTS. The owner and the annuitant must be the same person. Joint owners are not permitted. A joint annuitant may be named.

WHAT ARE YOUR INVESTMENTS UNDER THE CONTRACT?

      FIXED MATURITY OPTIONS

     To provide your income payments during the period certain, we allocate your contributions to the fixed maturity options that mature in consecutive date order. When we allocate your contributions to the fixed maturity options they become part of our general account assets. They accumulate interest at a rate to maturity for each fixed maturity option. The total amount allocated to and accumulated in each fixed maturity option is called the "fixed maturity amount."

      The rate to maturity you will receive for each fixed maturity amount is the interest rate in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution. If you make any withdrawals from a fixed maturity option before the maturity date, we will make a market value adjustment that may increase or decrease any fixed maturity amount you have left in that fixed maturity option. We will discuss market value adjustment below and in greater detail later in this prospectus under "More information."

      For applications we receive under certain types of transactions, we may offer you the opportunity to lock in rates to maturity on contributions.

      On the maturity date of each of your fixed maturity options your fixed maturity amount, assuming you have not made any withdrawals, will equal your contribution to each fixed maturity option plus interest at the rate to maturity for that contribution, to the date of calculation. This is the fixed maturity option's "maturity value." On the maturity date, your fixed maturity amount and the maturity value are the same. Before maturity, the current value we will report for your fixed maturity amount will reflect a market value adjustment. It will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amount on the date of the report. We call this your "market adjusted amount."

      RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE. We can determine the amount required to be allocated to each fixed maturity option in order to produce target maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

      Guaranteed rates to maturity for new allocations as of April 15, 1999 and the related price per $100 of maturity value were as follows:

     --------------------------------------------------------------------

      FIXED MATURITY OPTIONS
        WITH FEBRUARY 15TH                                 PRICE
         MATURITY DATE OF      RATE TO MATURITY AS      PER $100 OF
           MATURITY YEAR        OF APRIL 15, 1999      MATURITY VALUE
     --------------------------------------------------------------------

               2000                       %                  $

               2001                       %

               2002                       %

               2003                       %

               2004                       %

               2005                       %

               2006                       %

               2007                       %

               2008                       %

               2009                       %

               2010                       %

               2011                       %

               2012                       %

               2013                       %

               2014                       %
     --------------------------------------------------------------------

      MARKET VALUE ADJUSTMENT. If you make any withdrawals, (including surrender of your contract or when we make deductions for withdrawal charges), from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have left in that fixed maturity option. The amount of the adjustment will depend on two factors:

      (a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and

      (b)  the length of time remaining until the maturity date.

      In general, if interest rates rise from the time that we originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

      We provide an illustration of the market adjusted amount of target maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account under "More information" later in this prospectus. We provide an example of how we calculate the market value adjustment in the Appendix to this prospectus.

      SEPARATE ACCOUNT FOR THE FIXED MATURITY OPTIONS

      Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. We provide additional information about this separate account later in this prospectus under "More information."

      OFF MATURITY DATE PAYMENTS. Under Income Manager contracts you may choose to receive payments monthly, quarterly or annually. If you choose annual payments, generally your payments will be made on February 15th as each fixed maturity option matures. You may instead choose to have your annual payments made in a month other than February. We refer to payments we make on an annual basis in any month other than February and monthly or quarterly payments, as payments made "off maturity dates." If you choose to have your payments made off maturity dates, we will be required to begin making your payments before the maturity date of a fixed maturity option. In planning for these payments we will allocate a portion of your initial contribution to the separate account, but not to the fixed maturity options contained in the separate account. We will credit these amounts with interest at rates that will not be less than 3%.

      After that, as each fixed maturity option expires we will transfer your maturity value from the expired fixed maturity option and hold the maturity value in the separate account. We will credit interest to these amounts at the same rate as the rate to maturity that was credited in the expired fixed maturity option. These amounts will then be used to provide for payments off maturity dates during the period certain.

      [Sidebar: Whether you choose monthly, quarterly, or annual payments, your payments will be made on the 15th day of the month.]

      We will not make a market value adjustment to the amounts held in the separate account to provide for payments off maturity dates.

WHAT ARE YOUR CONTRACT CHOICES?

      We offer two versions of the Income Manager payout annuity contracts from which you may choose to receive your retirement income, a "life annuity with a period certain" and a "period certain" annuity. We discuss both versions below.

LIFE ANNUITY WITH A PERIOD CERTAIN CONTRACT

      This payout annuity contract provides you with guaranteed payments during the period certain. When the period certain ends you will continue to receive payments for as long as an annuitant is living. Payments based solely on the life of one annuitant are called "single life" payments. You may also elect to receive "joint and survivor" payments that are based on the lives of an annuitant and a joint annuitant. These payments will continue as long as one of the annuitants is living. Payments during the period certain are designed to pay out your entire account value by the end of the period certain.

      ----------------------------------------------

      [Sidebar: "Single life" payments are made to you as long as the annuitant is living. "Joint and survivor" payments continue as long as either annuitant is living. For IRA contracts, if you are married, the joint annuitant must be your spouse.]

      For annuitant ages at which the contracts are available see the chart under "Your period certain" below.

      ADDITIONAL CONTRIBUTIONS

      If your annuity payments are set to begin on February 15, 2000 or later, and you are age 78 or younger, you may make additional contributions of at least $1,000 at any time up until 15 days before your payments actually begin. If the annuitant is over age 78 you can only make additional contributions during the first contract year.

      Under IRA contracts we will accept additional contributions that are "regular" contributions, rollover contributions or direct transfers. Additional "regular" contributions may no longer be made after you are age 70 1/2. If you make a direct transfer or rollover contribution after you turn age 70 1/2 you must have taken the required minimum distribution for the year before the contribution is applied to this contract. See "Tax information" later in this prospectus.

      If you are using the proceeds from another type of contract issued by us to purchase this contract, you will not be permitted to make additional contributions.

      HOW WE ALLOCATE YOUR CONTRIBUTIONS


      We determine the allocation of your contributions based on a number of factors. They are:

      o  the amount of your contribution;

      o  the form of payments;

      o the age and sex of the annuitant (and the age and sex of the joint annuitant, if joint and survivor annuity payments are elected);

      o  the frequency of payments; and

      o  the period certain.

      We then allocate your initial contribution among the fixed maturity options, the separate account if we need to make payments to you off maturity dates, and the "life contingent annuity." We will allocate your additional contributions in the same manner. Additional contributions will increase the level of all future payments. You may not change this allocation.

      [Sidebar: The life contingent annuity continues the payments after the period certain ends.]

      ----------------------------------------------


      PAYMENTS

      NQ CONTRACTS. If you are age 45 or older, you may elect to receive level payments. You will receive level payments during the period certain and under the life contingent annuity. However, if you are younger than age 59 1/2, there are tax issues that you should consider before you purchase a contract. If you are age 53 1/2 or older you may instead elect to receive payments that increase. However, your payments may not start before you are age 59 1/2. Such payments will increase by 10% every three years during the period certain on each third anniversary of the date annuity payments begin. After the end of the period certain, your first payment under the life contingent annuity will be 10% greater than the final payment made under the period certain. See "Payments after the period certain" below.

      IRA CONTRACTS. Only level payments are available under IRA contracts.

      Whether you choose monthly, quarterly or annual payments, you will usually begin receiving payments one payment period from the contract date, unless you elect otherwise as described under "Off maturity date payments" earlier in this prospectus. Your payments will always be made on the 15th day of the month. However, if you are age 53 1/2 or older, you must defer the date your payments will start until you are age 59 1/2. If you are at least age 59 1/2 you may elect to defer the date your payments will start. Generally, you may defer payments for a period of up to 72 months. This is called the deferral period. Deferral of the payment start date permits you to lock in rates at a time when you may consider current rates to be high, while permitting you to delay receiving payments if you have no immediate need to receive income under your contract.

      [Side bar: The deferral period together with the period certain may be referred to as a "liquidity period." Unlike traditional life annuities that provide periodic payments, you will be able to make withdrawals before the end of the period certain. You may also choose to surrender your contract for its cash value while keeping the life contingent annuity in effect.]

      Before you decide to defer payments, you should consider the fact that the amount of income you purchase is based on the rates to maturity in effect on the date we allocate your contribution. Therefore, if rates rise during the deferral period, your payments may be less than they would have been if you had purchased a contract at a later date. Deferral of the payment start date is not available if the annuitant is older than age 80. Under IRA contracts, if your deferred payment start date is after you are age 70 1/2, you should consider the effect that deferral may have on your required minimum distributions.

      ----------------------------------------------

      YOUR PERIOD CERTAIN

      LEVEL PAYMENTS. Under level payments, you may select a period certain of not less than 7 years nor more than 15 years. The maximum period certain available based on the age of the annuitant when your contract is issued is as follows:


-------------------------------------------------
                  NQ CONTRACTS
   ANNUITANT'S AGE AT    MAXIMUM PERIOD CERTAIN
         ISSUE*
-------------------------------------------------
     45 through 70              15 years
     71 through 75        85 less age at issue
     76 through 80              10 years
      81 though 83        90 less age at issue

-------------------------------------------------

-------------------------------------------------
                 IRA CONTRACTS
   ANNUITANT'S AGE AT    MAXIMUM PERIOD CERTAIN
         ISSUE*
-------------------------------------------------

     45 through 70              15 years

     71 through 78        85 less age at issue

     79 through 83               7 years


 *For joint and survivor payments, the period
  certain is based on the age of the younger
  annuitant.
-------------------------------------------------

      The minimum and maximum period certain will be reduced by each year you defer the date your payments will start.

      INCREASING PAYMENTS. Under NQ contracts if you elect increasing payments, you do not have a choice as to the period certain. Based on the age of the annuitant when your contract is issued, your period certain will be as follows:




-----------------------------------------------
   ANNUITANT'S AGE AT        PERIOD CERTAIN
         ISSUE*
-------------------------------------------------

     59 1/2through 70             15 years

     71 through 75                12 years

     76 through 80                 9 years

     81 through 83                 6 years

 *For joint and survivor payments, the period certain is based on the age of the younger annuitant.

 ---------------------------------------------------

                  ----------------------------------------------

     If you elect increasing payments and defer the date payments will start, your period certain will be as follows:



                                           PERIOD CERTAIN
                                     BASED ON DEFERRAL PERIOD
                   ------------------------------------------------------
 ANNUITANT'S AGE        1 - 36            37 - 60           61 - 72
    AT ISSUE*           MONTHS            MONTHS            MONTHS
-------------------------------------------------------------------------

  59 1/2 through 70      12 years           9 years           9 years

  71 through 75           9 years           9 years             n/a

  76 through 80           6 years           6 years             n/a

  81 through 83             n/a               n/a               n/a

* For joint and survivor payments, the period certain is based on the age of the younger annuitant.
-------------------------------------------------------------------------

      The annuitant ages at issue in the above table are also the annuitant ages for which the contracts are available. Different ages may apply if you purchase a contract by exercising a benefit under another type of contract that we issue.

      PURCHASE RESTRICTIONS FOR JOINT AND SURVIVOR ANNUITY PAYMENTS

      If you elect payments on a joint and survivor basis;

      o the joint annuitant must also be the beneficiary under the contract. Under IRA contracts, the joint annuitant must be your spouse;

      o  neither the annuitant nor the joint annuitant can be over age 83; and

      o under level payments the joint and 100% to survivor form is only available for the longest period certain we permit.



      PAYMENTS AFTER THE PERIOD CERTAIN

      After the end of the period certain, we will continue your payments under the life contingent annuity if the annuitant or joint annuitant is living. Payments continue throughout the annuitant's lifetime (or the lifetime of the joint annuitant, if joint and survivor payments are elected) on the same payment schedule (either monthly, quarterly or annually) as the payments you received during the period certain.

      [Sidebar: The portion of your contribution allocated to the life contingent annuity does not have a cash value or an account value and, therefore, does not provide for withdrawals.]

      ----------------------------------------------

      THERE IS NO DEATH BENEFIT PROVIDED UNDER THE LIFE CONTINGENT ANNUITY AND PAYMENTS ARE MADE TO YOU ONLY IF THE ANNUITANT (OR JOINT ANNUITANT) IS LIVING WHEN THE PAYMENTS ARE SCHEDULED TO BEGIN. THESE PAYMENTS ARE ONLY MADE DURING THE ANNUITANT'S LIFETIME AND, IF APPLICABLE, THE LIFETIME OF A JOINT ANNUITANT. THEREFORE, YOU SHOULD CONSIDER THE POSSIBILITY THAT NO PAYMENTS WILL BE MADE TO YOU UNDER THE LIFE CONTINGENT ANNUITY IF THE ANNUITANT (OR JOINT ANNUITANT) DOES NOT SURVIVE TO THE DATE PAYMENTS ARE TO BEGIN.

      Under the life contingent annuity you may elect single life or joint and survivor payments. Joint and survivor payments are available on a 100%, one-half or two-thirds to survivor basis. If you elect increasing payments under NQ contracts, your first payment under the life contingent annuity will be 10% greater than the final payment under the period certain. After the period certain we will increase your payments annually on each anniversary of the payment start date under the life contingent annuity. We will base this increase on the annual increase in the Consumer Price Index, but it will never be greater than 3% per year.

      EXAMPLE OF PAYMENTS

      We provide the chart below to illustrate level payments under the contract using the following assumptions:

            (1) a male age 70 (who is both the contract owner and the annuitant);

            (2)  single life annuity payments;

            (3)  a contribution of $100,000;

            (4)  no additional contributions; and

            (5)  a period certain of 15 years.

      If you had a contract date of April 15, 1999, based on rates to maturity on that date, an election of either monthly, quarterly, or annual payments with payments starting one payment period from the contract date, the following level payments would be provided:




      -------------------------------------------------------------------------
        PAYMENT
         PERIOD         MONTHLY          QUARTERLY             ANNUAL
      -------------------------------------------------------------------------
       START DATE       5/15/99           7/15/99              4/15/00
        PAYMENT            $                 $                    $
      -------------------------------------------------------------------------


      WITHDRAWALS

      After the first contract year and before the end of the period certain, you may take withdrawals from your account value. You may take one withdrawal per contract year at any time during the contract year. The minimum amount you may withdraw at any time is $1,000. If you request to withdraw more than 90% of your current "cash value" we will treat it as a request to surrender your

      ---------------------------------------------

contract for its cash value. See "Surrendering your contract to receive its cash value" later in this prospectus.

      [Sidebar: Your account value is the sum of your market adjusted amounts in each fixed maturity option plus your amounts held in the separate account to provide for payments off maturity dates. Your cash value is equal to your account value minus any withdrawal charge.]

      Withdrawals in excess of a 10% free withdrawal amount may be subject to a withdrawal charge. There is no free withdrawal amount if your contract is surrendered for its cash value. Amounts withdrawn from a fixed maturity option before its maturity date will result in a market value adjustment.

      ALLOCATION OF WITHDRAWALS

      We will subtract your withdrawal from all remaining fixed maturity options to which your account value is allocated as well as from amounts held in the separate account to provide for payments off maturity dates. As a result we will reduce the amount of your payments and the length of your period certain. We will also begin making payments to you under the life contingent annuity at an earlier date. In order to achieve this result we will withdraw additional amounts over the amount of the withdrawal you requested. We will withdraw these amounts from the fixed maturity options and from amounts held in the separate account to provide for payments off maturity dates and allocate them to the life contingent annuity. The exact additional amount we withdraw will depend on how much is necessary to assure that the same pattern of payments will continue in reduced amounts for the annuitant's life, and if it applies, the life of the joint annuitant. If you have elected increasing payments, the first increase in your payments will take place no later than the date of the next planned increase.

      EXAMPLE

      The example below illustrates the effect of a withdrawal based on:

      (1)  a single contribution of $100,000 made on April 15, 1999;

      (2) level annual payments of $X, XXX to be made on February 15th of each year;

      (3) joint and two-thirds to survivor payments for a male and female, both age 70;

      (4)  a period certain of 15 years;

      (5) a withdrawal made at the beginning of the fourth contract year of 25% of an account value of $68,094.12 when the annuitants are age 73.

      The requested withdrawal amount would be $17,023.53 ($68,094.12 x .25). In this case, $6,809.41 ($68,094.12 x .10) would be the free withdrawal amount and could be withdrawn free of a withdrawal charge. The balance of $10,214.12 ($17,023.53 - $6,809.41) would be considered a withdrawal of a part of the contribution of $100,000. This contribution would be subject to a 4.0% withdrawal charge of $408.56 ($10,214.12 x .04). The account value after the withdrawal is $50,662.03 ($68,094.12 - $17,023.53 - $408.56). The payments would be reduced to $________ and the remaining period certain would be reduced to 10 years from 12.

      ----------------------------------------------

      DEATH BENEFIT

      WHEN THE ANNUITANT DIES BEFORE PAYMENTS BEGIN. Generally, when we receive satisfactory proof of the annuitant's death before annuity payments begin we will pay the death benefit to the "beneficiary" named in your contract. See "Your beneficiary" later in this prospectus. If the joint owner who is also the annuitant dies, we will consider the surviving owner to be the beneficiary, taking the place of any other beneficiary designations.

      We determine the amount of the death benefit payable to your beneficiary as of the date we receive satisfactory proof of the annuitant's death and any required instructions for the method of payment. The death benefit is the greater of:


       (1)  your account value; and

       (2) the sum of the fixed maturity amounts in each fixed maturity option plus any amounts held in the separate account to provide for payments off maturity dates.

      However, if you are the annuitant and your spouse is the joint owner or the designated beneficiary under the contract, your spouse may elect to receive the payments instead of taking the death benefit if payments have not been deferred, or payments are scheduled to begin within one year. The payments will then begin on the scheduled date. We will not make any payments under the life contingent annuity after the annuitant's death unless you have elected the joint and survivor form of payments. If you elect joint and one-half or joint and two-thirds to survivor payments, at the death of either annuitant, we will reduce the payments by one-half or one-third, whichever applies.

      [Sidebar: A death benefit is never payable under the life contingent annuity. The death benefit applies only during the period certain.]

      WHEN THE ANNUITANT DIES AFTER THE ANNUITY PAYMENTS BEGIN. If the annuitant dies after the payments begin, we will continue to make payments during the period certain to either the joint owner or the designated beneficiary, whichever applies. The payments will be made on the same schedule that was in effect before the annuitant's death. If you elected joint and survivor payments under the life contingent annuity, the payments will be made as long as one of the annuitants is living.

      At the beneficiary's option, payments during the period certain may be discontinued and paid in a single sum. If the single sum is elected within one year after the annuitant's death, the single sum will be equal to the greater of:

      (1)  the account value; and

      (2) the sum of the fixed maturity amounts in each fixed maturity options plus any amounts held in the separate account to provide for payments off maturity dates.

      ----------------------------------------------

If a single sum is elected and there is a joint annuitant, we will begin making payments to you under the life contingent annuity at an earlier date. These payments will be made in reduced amounts to compensate for the earlier start date.

      WHEN THE NQ CONTRACT OWNER WHO IS NOT THE ANNUITANT DIES BEFORE THE ANNUITANT AND BEFORE THE ANNUITY PAYMENTS BEGIN. When you are not the annuitant under an NQ contract and you die before annuity payments begin, the beneficiary named to receive the death benefit upon the annuitant's death will automatically become the new contract owner. You may name a different person that will become the owner at any time by sending an acceptable written form to our Processing Office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the beneficiary for purposes of the distribution rules described below. The surviving owner automatically takes the place of any other beneficiary designation.

      Unless the surviving spouse of the deceased owner (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the designated beneficiary for this purpose, the entire interest in the contract must be distributed under the following rules:

      o The cash value in the contract must be fully paid to the designated beneficiary (new owner) by December 31st of the fifth calendar year after your death (or in a joint ownership situation, the death of the first owner to die).

      o The new owner may instead elect to receive payments as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy), with payments beginning no later than December
         31st following the calendar year of the non-annuitant owner's death. Unless the alternative is elected, we will pay any cash value in the contract as a single sum on December 31st of the fifth calendar year following the year of your death (or the death of the first owner to die).

      o If the surviving spouse is the designated beneficiary or joint owner, the surviving spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and the annuitant are living.

      WHEN THE NQ CONTRACT OWNER WHO IS NOT THE ANNUITANT DIES AFTER THE ANNUITY PAYMENTS BEGIN. If your death occurs after annuity payments begin, payments will continue to be made during the period certain to the designated beneficiary, or in the case of joint owners, to the surviving owner. In either case this person becomes the new contract owner. The payments will be made on the same payment schedule that was in effect before your death. After the period certain, lifetime payments will be made under the life contingent annuity for as long the annuitant (or joint annuitant) is living.

      SURRENDERING YOUR LIFE ANNUITY WITH PERIOD CERTAIN CONTRACT

      You may surrender your contract for its cash value at any time during the period certain and receive lifetime payments after that under the life contingent annuity. Once your contract is

      ----------------------------------------------

surrendered, the date your payments are to start under the life contingent annuity will be moved forward to the date when you were supposed to receive the next payment under the period certain. However, your payments will be made in reduced amounts. Once your contract is surrendered, we will return it to you with a notation that the life contingent annuity is still in effect. You may not surrender the life contingent annuity.

PERIOD CERTAIN CONTRACT

      You may purchase the period certain contract if you are age 59 1/2 or older. The annuitant must be at least age 59 1/2, but not older than age 78. This contract provides you with level guaranteed payments for a period certain that you select. The minimum period certain you may select is 7 years and the maximum period certain is 15 years. If the annuitant is over age 70 when the contract is issued, the maximum period certain you may select is 85 less the annuitant's age when the contract is issued.

      ADDITIONAL CONTRIBUTIONS

      Additional contributions are not permitted under the contract.

      HOW WE ALLOCATE YOUR CONTRIBUTIONS

      Based on the amount of your single contribution and the period certain you select, we allocate your contribution among the fixed maturity options and, if necessary, to the separate account to provide for payments off maturity dates. You may not change this allocation. See "More information" for an example of payments.

      PAYMENTS

      Whether you choose monthly, quarterly, or annual payments, your payments normally will start one payment period from the contract date unless you elect otherwise as described under "Off maturity date payments" earlier in this prospectus. Your payments will always be made on the 15th day of the month.

      [Sidebar: The period certain may also be referred to as the "liquidity period" because you have access to your money through withdrawals or surrender of your contract.]

      WITHDRAWALS

      After the first contract year you may take withdrawals from your account value. You may take one withdrawal per contract year at any time during the contract year. The minimum amount you may withdraw at any time is $2,000 or 25% of your current cash value if it produces a larger amount. If you request to withdraw more than 90% of your current cash value we will treat it as a request for surrender of the contract for its cash value. See "Surrendering your contract to receive its cash value" later in this prospectus. Any amounts withdrawn from a fixed maturity option, before its maturity

      -----------------------------------


date, will result in a market value adjustment. See "Market value adjustment" earlier in this prospectus. Withdrawals made during the first seven contract years may be subject to a withdrawal charge. There is no free withdrawal amount under the period certain contracts.

       ALLOCATION OF WITHDRAWALS

      We will subtract your withdrawals pro rata from all remaining fixed maturity options to which your account value is allocated as well as from amounts held in the separate account to provide for payments off maturity dates. As a result, your payments will continue in reduced level amounts over the remaining term of the period certain.

      DEATH BENEFIT

      WHEN THE ANNUITANT DIES BEFORE PAYMENTS BEGIN. Generally, when we receive satisfactory proof of the annuitant's death before annuity payments begin we will pay the death benefit to the beneficiary named in your contract. See "Your beneficiary" later in this prospectus. If the joint owner who is also the annuitant dies, we will consider the surviving owner to be the beneficiary, taking the place of any other beneficiary designations.

      We determine the amount of the death benefit payable to your beneficiary as of the date we receive satisfactory proof of the annuitant's death and any required instructions for the method of payment. The death benefit is the greater of:

      (1)  your account value; and

      (2) the sum of the fixed maturity amounts in each fixed maturity option plus any amounts held in the separate account to provide for payments off maturity dates.

      However, if you are the annuitant and your spouse is the joint owner or the designated beneficiary under the contract, your spouse may elect to receive the payments instead of taking the death benefit. The payments will then begin on the scheduled date.

      WHEN THE ANNUITANT DIES AFTER THE ANNUITY PAYMENTS BEGIN. If the annuitant dies after the payments begin, payments will continue to be made during the period certain to either the joint owner or the designated beneficiary, whichever applies. The payments will be made on the same schedule that was in effect before the annuitant's death.

      At the beneficiary's option, payments may be discontinued and paid in a single sum. If the single sum is elected within one year after the annuitant's death, the single sum will be equal to the greater of:

      (1)  account value; and

      (2) the sum of the fixed maturity amounts in each fixed maturity option plus any amounts held in the separate account to provide for payments off maturity dates.

      -----------------------------------


      WHEN THE NQ CONTRACT OWNER WHO IS NOT THE ANNUITANT DIES BEFORE THE ANNUITANT AND BEFORE THE ANNUITY PAYMENTS BEGIN. When you are not the annuitant under an NQ contract and you die before annuity payments begin, the beneficiary named to receive the death benefit upon the annuitant's death will automatically become the new contract owner. You may instead name a different person to become the new contract owner at any time by sending an acceptable written form to our Processing Office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the beneficiary for purposes of the distribution rules described below. The surviving owner automatically takes the place of any other beneficiary designation.

      Unless the surviving spouse of the deceased owner (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the designated beneficiary for this purpose, the entire interest in the contract must be distributed under the following rules:

      o The cash value in the contract must be fully paid to the designated beneficiary (new owner) by December 31st of the fifth calendar year after your death (or in a joint ownership situation, the death of the first owner to die).

      o The new owner may elect instead to receive payments as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy), with payments beginning no later than December
         31st following the calendar year of the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value in the contract as a single sum on December 31st of the fifth calendar year following the year of your death (or the death of the first owner to die).

      o If the surviving spouse is the designated beneficiary or joint owner, the surviving spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and the annuitant are living.

      WHEN THE NQ CONTRACT OWNER WHO IS NOT THE ANNUITANT DIES AFTER THE ANNUITY PAYMENTS BEGIN. If your death occurs after annuity payments begin, payments will continue to be made during the period certain to the designated beneficiary or in the case of joint owners to the surviving owner. In either case, this person becomes the new contract owner and receives the payments.

OTHER BENEFITS AND FEATURES OF THE CONTRACTS

HOW YOU CAN MAKE YOUR CONTRIBUTIONS

      Except as noted below, contributions must be by check drawn on a bank in the U.S. clearing through the Federal Reserve System, in U.S. dollars, and made payable to Equitable Life. We do not accept third party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to collection. We reserve the right to reject a payment if it is received in an unacceptable form.

      For your convenience, we will accept initial and additional contributions, if applicable, by wire transmittal from certain broker-dealers who have agreements with us for this purpose. These methods of payment are discussed in detail under "More information" later in this prospectus.

      Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days, we will inform the Equitable associate submitting the application, on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.

      [Sidebar: Our "business day" generally is any day on which the New York Stock Exchange is open for trading.]

      SECTION 1035 EXCHANGES

      You may apply the value of an existing nonqualified deferred annuity contract (or life insurance or endowment contract) to purchase an Income Manager NQ contract in a tax-deferred exchange if you follow certain procedures as shown in the form that we require you to use. Also see "Tax information" later in this prospectus.

YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

      If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract directly to our Processing Office within 10 days after you receive it. In some states, this "free look" period may be longer.

      Generally, your refund will equal your account value under the contract. Your account value reflects any positive or negative market value adjustments in the fixed maturity options through the date we receive your contract. Under the life annuity with a period certain your refund will also include any amount applied to the life contingent annuity. However, some states require that we refund the full amount of your contribution (not including any investment gain or loss). For IRA contracts returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

      If you cancel your contract during the free look period, we may require that you wait six months before you may apply for a contract with us again.

      Please see "Tax information" for possible consequences of cancelling your contract.

SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

      You may surrender your contract to receive its cash value at any time during the period certain. Your cash value is equal to your account value minus any withdrawal charge. There is no free withdrawal amount if you surrender your contract.

      For a surrender to be effective, we must receive your written request and your contract at our Processing Office. We will determine your cash value on the date we receive the required information. All benefits under your contract will terminate as of that date unless you have elected the life contingent annuity. See "Surrendering your life annuity with a period certain contract" earlier in this prospectus.

WHEN TO EXPECT PAYMENTS

      Generally, we will fulfill requests for payments within seven days of the transaction to which the request relates. We can defer payment of any portion of the account value (other than for death benefits) for up to six months while you are living. We also may defer payments for any reasonable amount of time (not to exceed 15 days) while we are waiting for a contribution check to clear.

CHARGES

WITHDRAWAL CHARGES

      A withdrawal charge applies in two circumstances: (1) if you make a withdrawal during a contract year and it exceeds any applicable free withdrawal amount, described below, or (2) if you surrender your contract to receive its cash value.

      The withdrawal charge equals a percentage of each contribution (or single contribution) withdrawn. The percentage that applies depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:


                                 CONTRACT YEAR

                    1       2       3       4       5       6       7      8+
-------------------------------------------------------------------------------
PERCENTAGE OF
CONTRIBUTION      7.0%    6.0%    5.0%    4.0%    3.0%    2.0%    1.0%    0.0%


      For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1." Amounts withdrawn up to the free withdrawal amount are not considered withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See "Tax information."

      We deduct the withdrawal charge from your account value in proportion to the amount withdrawn from each fixed maturity option and any amounts held in the separate account to provide for payments off maturity dates. In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the amount of the withdrawal charge from your account value. The amount deducted to pay the withdrawal charge is also subject to a withdrawal charge.

      The withdrawal charge does not apply to the 10% free withdrawal amount described below.

      10% free withdrawal amount applies only to life annuity with a period certain contracts. It does not apply to your period certain contract or if you surrender your contract to receive its cash value.

      Under life annuity with a period certain contracts, each contract year you can withdraw up to 10% of your account value without paying a withdrawal charge. This 10% free withdrawal amount is determined using your account value on the most recent contract date anniversary.

AMOUNTS APPLIED FROM OTHER CONTRACTS ISSUED BY EQUITABLE LIFE

      LIFE ANNUITY WITH A PERIOD CERTAIN CONTRACT. If you own certain types of contracts that we issue, you may apply the account value under those contracts to purchase the life annuity with a period certain contract provided the issue age and payment restrictions for the new contract are met. If you apply your account value at a time when the dollar amount of the withdrawal charge under such other contract is greater than 2% of remaining contributions (after withdrawals), we reserve the right to waive the remaining withdrawal charge. However, a new withdrawal charge schedule will apply under the new contract. For purposes of the withdrawal charge schedule, the year in which your account value is applied under the life annuity with a period certain contract will be "contract year 1." If you apply your account value when the dollar amount of the withdrawal charge is 2% or less, we reserve the right to waive the withdrawal charges under the new contract. You should consider the timing of your purchase as it relates to the potential for withdrawal charges under the life annuity with a period certain contract.

      PERIOD CERTAIN CONTRACT. If you own certain types of contracts that we issue, you may apply your account value to purchase the period certain contract once any withdrawal charges are no longer in effect under the other contracts. No withdrawal charges will apply under the period certain contract.

      To purchase any Income Manager contracts we require that you return your original contract to us. A new Income Manager contract will be issued putting this annuity into effect.

CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

      We deduct a charge for applicable taxes such as premium taxes that may be imposed in your state. We deduct the charge from your contributions. The current tax charge that might be imposed varies by state and ranges from 0% to 3.5% (1% in Puerto Rico and 5% in the U.S. Virgin Islands).

GROUP OR SPONSORED ARRANGEMENTS

      For certain group or sponsored arrangements, we may reduce the withdrawal charge or change the minimum initial contribution requirements. We also may increase the rates to maturity for the fixed maturity options and reduce purchase rates for the life contingent annuity. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis. IRA contracts are not available for group arrangements.

      Our costs for sales, administration, and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

      We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation in the withdrawal charge will reflect differences in costs or services and will not be unfairly discriminatory.

      Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974, or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

OTHER DISTRIBUTION ARRANGEMENTS

      We may reduce or eliminate withdrawal charges when sales are made in a manner that results in savings of sales and administrative expenses. This may include sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of the withdrawal charge where it would be unfairly discriminatory.

PAYMENT OF DEATH BENEFIT

YOUR BENEFICIARY

      You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for change is signed.

CHOOSING ANNUITY PAYOUT OPTIONS

      If you die before annuity payments begin, your beneficiary may elect to apply the death benefit to an annuity payout option. We offer several annuity payout options to choose from. Restrictions apply, depending on the type of contract you own.

TRADITIONAL ANNUITY PAYOUT OPTIONS

Your beneficiary can choose from among the following traditional annuity payout options:

      o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no death benefit with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

      o Life annuity -- period certain: An annuity that guarantees payments for the rest of the annuitant's life, and, if the annuitant dies before the end of a selected period of time ("period certain"), payments to the beneficiary will continue for the balance of the period certain.

      o Life annuity -- refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments continue to the beneficiary until that amount has been recovered.

      o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15 or 20 years. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments.

      The life annuity, life annuity - period certain and the life annuity refund certain are available on either single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, continuation of payments to the survivor.

      All of the above traditional annuity payout options are available as fixed annuities. With fixed annuities, we guarantee fixed annuity payments that will be based either on the tables of guaranteed annuity payments in your contract or on our then current annuity rates, whichever is more favorable for the annuitant.

      When the beneficiary selects a payout option, we will issue a separate written agreement confirming the beneficiary's right to receive annuity payments. We require the return of the contract before annuity payments begin.

      The amount of the annuity payments will depend on the amount applied to purchase the annuity, the type of annuity chosen and, in the case of a life annuity, the annuitant's age (or the annuitant's and joint annuitant's ages) and in certain instances, the sex of the annuitant(s). Once a payout option has been chosen and payments begin, no change can be made.

      At the time that you elect a payout option if the amount to be applied is less than $2,000, or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

TAX INFORMATION

      OVERVIEW

      In this part of the prospectus, we discuss the current federal income tax rules that generally apply to Income Manager contracts owned by United States taxpayers. The tax rules can differ, depending on the type of contract, whether NQ or Traditional IRA. Therefore, we discuss the tax aspects of each type of contract separately.

      We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights under the contract, or payments under the contract may be subject to gift or estate taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

      Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change.

TAXATION OF NONQUALIFIED ANNUITIES

      CONTRIBUTIONS

      You may not deduct the amount of your contributions for a nonqualified annuity contract.

      CONTRACT EARNINGS

      Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal, or as an annuity payment. However, this contract is intended to be a payout annuity. Because you may be able to delay beginning payments, rules governing deferred annuity contracts could apply. Earnings in a deferred annuity contract are taxable even without a distribution if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse).

      All nonqualified deferred annuity contracts that we issue to you during the same calendar year are linked together and treated as one contract when figuring out the taxable amount of any distribution from any of those contracts.

      Corporations, partnerships, trusts and other non-natural persons generally cannot defer the taxation of current income credited to the contract unless an exception under the federal income tax rules apply. There is an exception for immediate annuities.

      [Sidebar:  Immediate annuities are generally annuities in which payments
 begin   within  one  year  from   purchase   and  provide  for  a  series  of
 substantially equal payments made at least annually.]

      ANNUITY PAYMENTS

      Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

      The tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment.

      Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.

      PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

      If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.

      CONTRACTS PURCHASED THROUGH EXCHANGES

   You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

     o The contract which is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract (or life insurance or endowment contract).

     o The owner and the annuitant are the same under the source contract and the Income Manager contract (if you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction).

The tax basis of the source contract carries over to the Income Manager NQ contract.

      SURRENDERS

      If you surrender or cancel the NQ contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

      WITHDRAWALS MADE AFTER ANNUITY PAYMENTS BEGIN

      If you make a withdrawal that terminates all periodic payments due, it will be taxable as a complete surrender as discussed above. If you make a withdrawal that does not terminate all periodic payments due, then a portion of the remaining reduced payments will be eligible for tax-free recovery of investment. Also, a portion of the withdrawal may not be taxable.

      DEATH BENEFIT PAYMENT MADE TO A BENEFICIARY AFTER YOUR DEATH

      For the rules applicable to death benefits, see "Payment of death benefit" and "When the NQ contract owner who is not the annuitant dies before the annuitant and before the annuity payments begin" earlier in this prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.

      EARLY DISTRIBUTION PENALTY TAX

      If you take distributions before you are age 59 1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. The extra penalty tax does not apply to pre-age 59 1/2 distributions made:

      o  on or after your death; or

      o  because you are disabled (special federal income tax definition); or

      o in the form of substantially equal periodic annuity payments for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and a beneficiary; or

      o  payments under an immediate annuity.

      Periodic annuity payments we make to you from the life annuity with a period certain while you are under age 59 1/2 should qualify for the "substantially equal payments for life" exception noted above. However, this exception may not apply if you take a withdrawal, surrender your contract or change the payment pattern in any way. Once you begin receiving payments and you are under age 59 1/2, the payments should not be stopped or changed until the later of age 59 1/2 or five full years after the date of the first payment, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply. Also, it is possible that the IRS could view any additional withdrawal you take from your contract as changing the pattern of substantially equal payments for purposes of determining whether the penalty applies.


SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

      Under current law we treat income from NQ contracts as U.S.-source. A Puerto Rico resident is subject to U.S. taxation on such U.S.-source income. Only Puerto Rico-source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The computation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.

INDIVIDUAL RETIREMENT ARRANGEMENTS ("IRAS")

      GENERAL

      "IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets for the benefit of the IRA owner. The assets can include mutual funds and certificates of deposit. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are several types of IRAs, as follows:

        o "Traditional IRAs," typically funded on a pre-tax basis;

        o Roth IRAs, first available in 1998, funded on an after-tax basis. Because Roth IRAs were first available in 1998, and have a five year aging period before distributions should begin, we do not expect to offer payout annuity Roth IRA contracts before the year 2003; and

        o  We do not discuss SEP-IRAs and SIMPLE-IRAs in this prospectus.

      Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments.

      You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This Publication is usually updated annually, and can be obtained from any IRS district office or the IRS website (www.irs.ustreas.gov).

      The Income Manager IRA contract is designed to qualify as an "individual retirement annuity" under Section 408(b) of the Internal Revenue Code. This prospectus contains the information that the IRS requires you to have before you purchase an IRA. This section of the prospectus covers some of the special tax rules that apply to IRAs.

      The Income Manager IRA contract has been approved by the IRS as to form for use as a Traditional IRA. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The IRS approval does not address every feature possibly available under the Income Manager IRA contract.

      CANCELLATION

      You can cancel an Income Manager IRA contract by following the directions under "Your right to cancel within a certain number of days" earlier in the prospectus. If you cancel an IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.

TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)

      CONTRIBUTIONS TO TRADITIONAL IRAS

      Individuals may make three different types of contributions to a Traditional IRA:

        o  tax-free "rollover" contributions; or

        o direct custodian-to-custodian transfers from other Traditional IRAs ("direct transfers"); or

        o  "regular" contributions out of earned income or compensation.


      We require that your initial contribution to the Income Manager Traditional IRA contract must be either a rollover or a direct custodian-to-custodian transfer. See "Rollovers and transfers" below.

Any additional contributions you make may be rollovers, direct transfers, or "regular" Traditional IRA contributions.

      LIMITS ON CONTRIBUTIONS

      Generally, $2,000 is the maximum amount that you may contribute to all IRAs in any taxable year. When your earnings are below $2,000, your earned income or compensation for the year is the most you can contribute. This $2,000 limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Traditional IRA. You cannot make regular Traditional IRA contributions for the tax year in which you reach age 70 1/2 or any tax year after that.

      SPECIAL RULES FOR SPOUSES

      If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to Traditional IRAs. Even if one spouse has no compensation or compensation under $2,000, married individuals filing jointly can contribute up to $4,000 for any taxable year to any combination of Traditional IRAs. The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $2,000 can be contributed annually to either spouse's Traditional IRAs. Each spouse owns his or her Traditional IRAs even if the other spouse funded the contributions. A working spouse age 70 1/2 or over can contribute up to the lesser of $2,000 or 100% of "earned income" to a Traditional IRA for a non-working spouse until the year in which the non-working spouse reaches age 70 1/2.

      DEDUCTIBILITY OF CONTRIBUTIONS

      The amount of Traditional IRA contributions that you can deduct for a tax year depends on whether you are covered by an employer-sponsored tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.

      IF YOU ARE NOT COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, you can make fully deductible contributions to your Traditional IRAs for each tax year up to $2,000 or, if less, your earned income.

      IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your adjusted gross income (AGI) is BELOW THE LOWER DOLLAR FIGURE IN A PHASE-OUT RANGE, you can make fully deductible contributions to your Traditional IRAs. For each tax year, your fully deductible contribution can be up to $2,000 or, if less, your earned income.

      IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your AGI falls within a PHASE-OUT range, you can make PARTIALLY DEDUCTIBLE CONTRIBUTIONS to your Traditional IRAs.

      IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your AGI falls ABOVE THE HIGHER FIGURE IN THE PHASE-OUT RANGE, you may not deduct any of your regular contribution to your Traditional IRAs.

      If you are single and covered by a retirement plan during any part of the taxable year, the deduction for IRA contributions phases out with AGI between $31,000 and $41,000 in 1999. This range will increase every year until 2005 when the range is $50,000-$60,000.

      If you are married and file a joint return, and you are covered by a retirement plan during any part of the taxable year, the deduction for Traditional IRA contributions phases out with AGI between $51,000 and $61,000 in 1999. This range will increase every year until 2007 when the range is $80,000-$100,000.

      Married individuals filing separately and living apart at all times are not considered married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible Traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with AGI of between $150,000 and $160,000.

      To determine the deductible amount of the contribution in 1999, you determine AGI and subtract $31,000 if you are single, or $51,000 if you are married and file a joint return with your spouse. The resulting amount is your excess AGI. You then determine the limit on the deduction for Traditional IRA contributions using the following formula:

      ($10,000-excess AGI) times  $2,000             equals the adjusted
      --------------------------
      divided by           x      (or earned         =      deductible
      $10,000                     income, if less)          contribution limit


      NONDEDUCTIBLE CONTRIBUTIONS

      If you are not eligible to deduct part or all of the Traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your Traditional IRA (or the non-working spouse's Traditional IRA) may not, however, exceed the maximum $2,000 per person limit. See "Excess contributions" below. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfer of funds out of Traditional IRAs" below.

      If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a Traditional IRA in prior years and are receiving distributions from any Traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible Traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all Traditional IRAs are fully distributed.

      WHEN YOU CAN MAKE CONTRIBUTIONS

      If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular Traditional IRA contributions for a tax year.

      EXCESS CONTRIBUTIONS

      Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

      o  "regular" contributions of more than $2,000;

      o "regular" contributions of more than earned income for the year, if that amount is under $2,000;

      o "regular" contributions to a Traditional IRA made after you reach age 70 1/2; and

      o rollover contributions of amounts which are not eligible to be rolled over. For example, after-tax contributions to a qualified plan or minimum distributions required to be made after age 70 1/2.

      You can avoid the excise tax by withdrawing an excess contribution (rollover or "regular") before the due date (including extensions) for filing your federal income tax return for the year. If it is an excess "regular" Traditional IRA contribution, you cannot take a tax deduction for the amount withdrawn. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions discussed below under "Early distribution penalty tax." You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.

      Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

      (1) the rollover was from a qualified retirement plan to a Traditional IRA;

      (2) the excess contribution was due to incorrect information that the plan provided; and

      (3)  you took no tax deduction for the excess contribution.

      ROLLOVERS AND TRANSFERS

      Rollover contributions may be made to a Traditional IRA from these sources:

      o  qualified plans;

      o TSAs (including Internal Revenue Code Section 403(b)(7) custodial accounts); and

      o  other Traditional IRAs.

      Any amount contributed to a Traditional IRA after you reach age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.

      ROLLOVERS FROM QUALIFIED PLANS OR TSAS

      There are two ways to do rollovers:

      o  Do it yourself

         You actually receive a distribution that can be rolled over and you roll it over to a Traditional IRA within 60 days after the date you receive the funds. The distribution from your qualified plan or TSA will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

      o  Direct rollover

         You tell your qualified plan trustee or TSA issuer/custodian/fiduciary to send the distribution directly to your Traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

         All distributions from a TSA or qualified plan are eligible rollover distributions and may be rolled over tax-free to an IRA unless the distribution is:

         o  only after-tax contributions you made to the plan;

         o "required minimum distributions" after age 70 1/2 or separation from service;

         o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary;

         o substantially equal periodic payments made for a specified period of 10 years or more;

         o  a hardship withdrawal;

         o  corrective distributions which fit specified technical tax rules;

         o  loans that are treated as distributions;

         o a death benefit payment to a beneficiary who is not your surviving spouse; and

         o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

      ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

      You may roll over amounts from one Traditional IRA to one or more of your other Traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

      The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Traditional IRA to one or more other Traditional IRAs. Also, in some cases, Traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court ordered divorce or separation decree.

      WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS

      No federal income tax law restrictions on withdrawals

      You can withdraw any or all of your funds from a Traditional IRA at any time. You do not need to wait for a special event like retirement.

      TAXATION OF PAYMENTS

      Earnings in Traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also taxable. Except as discussed below, the total amount of any distribution from a Traditional IRA must be included in your gross income as ordinary income.

      If you have ever made nondeductible IRA contributions to any Traditional IRA (it does not have to be to this particular Traditional IRA contract), those contributions are recovered tax free when you get distributions from any Traditional IRA. You must keep permanent tax records of all of your nondeductible contributions to Traditional IRAs. At the end of any year in which you have received a distribution from any Traditional IRA, you calculate the ratio of your total nondeductible Traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all Traditional IRAs you own at the end of the year plus all Traditional IRA distributions made during the year. Multiply this by all distributions from the Traditional IRA during the year to determine the nontaxable portion of each distribution.

In addition, a distribution is not taxable if:

         o the amount received is a withdrawal of excess contributions, as described under "Excess contributions" above;

         o the entire amount received is rolled over to another Traditional IRA (see "Rollovers and transfers" above); or

         o in certain limited circumstances, where the Traditional IRA acts as a "conduit," you roll over the entire amount into a qualified plan or TSA that accepts rollover contributions. To get this "conduit" Traditional IRA treatment:

               - the source of funds you used to establish the Traditional IRA must have been a rollover contribution from a qualified plan, and

               - the entire amount received from the Traditional IRA (including any earnings on the rollover contribution) must be rolled over into another qualified plan within 60 days of the date received.


      Similar rules apply in the case of a TSA.

      However, you may lose conduit treatment, if you make an eligible rollover distribution contribution to a Traditional IRA and you commingle this contribution with other contributions. In that case, you may not be able to roll over these eligible rollover distribution contributions and earnings to another qualified plan or TSA at a future date. Since the Income Manager annuity is intended to be a payout contract, it may not be an appropriate contract if you plan to use it as a conduit IRA.

      Distributions from a Traditional IRA are not eligible for favorable five-year averaging (or, in some cases, ten-year averaging and long-term capital gain treatment) available to certain distributions from qualified plans.

      REQUIRED MINIMUM DISTRIBUTIONS

      Lifetime required minimum distributions

      You must start taking annual distributions from your Traditional IRAs beginning at age 70 1/2.

      When you have to take the first required minimum distribution

      The first required minimum distribution is for the calendar year in which you turn age 70 1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70 1/2, or to delay taking it until the first three-month period in the next calendar year (January 1 - April 1). Distributions must start no later than your "required beginning date," which is April 1st of the calendar year after the calendar year in which you turn age 70 1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

      How you can calculate required minimum distributions

      There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based."

      Account based method. If you choose an "account-based" method, you divide the value of your Traditional IRA as of December 31st of the past calendar year by a life expectancy factor from IRS tables. This gives you the required minimum distribution amount for that particular IRA for that year. The required minimum distribution amount will vary each year as the account value and your life expectancy factors change.

      You have a choice of life expectancy factors, depending on whether you choose a method based only on your life expectancy, or the joint life expectancies of you and another individual. You can decide to "recalculate" your life expectancy every year by using your current life expectancy factor. You can decide instead to use the "term certain" method, where you reduce your life expectancy by one every year after the initial year. If your spouse is your designated beneficiary for the purpose of figuring out annual account-based required minimum distributions, you can also annually "recalculate" your spouse's life expectancy if you want. If you choose someone who is not your spouse as your designated beneficiary for the purpose of figuring out annual account-based required minimum distributions, you have to use the "term certain" method of calculating that person's life expectancy. If you pick a nonspouse designated beneficiary, you may also have to do another special calculation.

      You can later apply your Traditional IRA funds to a life annuity-based payout. You can only do this if you already chose to recalculate your life expectancy annually (and your spouse's life expectancy if you select a spousal joint annuity).

      Annuity based method. If you choose an "annuity-based" method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies.

      Do you have to pick the same method to calculate your required minimum distributions for all of your Traditional IRAs and other retirement plans?

      No. If you want, you can choose a different method and a different beneficiary for each of your Traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan, and an account-based annual withdrawal from another IRA.

      Will we pay you the annual amount every year from your Traditional IRA based on the method you choose?

      No, we do not automatically make distributions from your contract before your annuity payments begin.

      What if you take more than you need to for any year?

      The required minimum distribution amount for your Traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your Traditional IRAs and vice-versa. However, the IRS will let you figure out the required minimum distribution for each Traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall Traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more Traditional IRAs that you own.

      What if you take less than you need to for any year?

      Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for Traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that your age 70 1/2 is approaching. If you do not select a method with us, we will assume you are taking your required minimum distribution from another Traditional IRA that you own.

      What are the required minimum distribution payments after you die?

      If you die after either (a) the start of annuity payments, or (b) your required beginning date, your beneficiary must receive payment of the remaining values in the contract at least as rapidly as under the distribution method before your death. In some circumstances, your surviving spouse may elect to become the owner of the Traditional IRA and halt distributions until he or she reaches age 70 1/2.

      If you die before your required beginning date and before annuity payments begin, federal tax rules require complete distribution of your entire value in the contract within five years after your death. Payments to a designated beneficiary over the beneficiary's life or over a period certain that does not extend beyond the beneficiary's life expectancy are also permitted, if these payments start within one year of your death. A surviving spouse beneficiary can also (a) delay starting any payments until you would have reached age 70 1/2 or
(b) roll over your Traditional IRA into his or her own Traditional IRA.

      IMPORTANT INFORMATION ABOUT MINIMUM DISTRIBUTIONS UNDER YOUR CONTRACT

      Although the life contingent annuity portion of the life annuity with a period certain does not have a cash value, it will be assigned a value for tax purposes. This value will generally be changed each year. When you determine the amount of account-based required minimum distributions from your IRA this value must be included. This must be done before annuity payments begin even though the life contingent annuity may not be providing a source of funds to satisfy the required minimum distribution.

      You will generally be required to determine your required minimum distribution by annually recalculating your life expectancy. Recalculation is no longer required once the only payments you or your spouse receive are under the life contingent annuity.

      If you surrender your contract, or withdraw any remaining account value before your annuity payments begin, it may be necessary for you to satisfy your required minimum distribution by moving forward the start date of payments under your life contingent annuity. Or to the extent available, you have to take distributions from other IRA funds you may have. Or, you may convert your IRA life contingent annuity under the IRA contract to a nonqualified life contingent annuity. This would be viewed as a distribution of the value of the life contingent annuity from your IRA, and therefore, would be a taxable event. However, since the life contingent annuity would no longer be part of the IRA, you would not have to include its value when determining future required minimum distributions.

      If you have elected a joint and survivor form of the life contingent annuity, the joint annuitant must be your spouse. You must determine your required minimum distribution by annually recalculating both your life expectancy and your spouse's life expectancy. Once the only payments you or your spouse are receiving are under the life contingent annuity recalculation is no longer required. In the event of your death or the death of your spouse the value of such annuity will change. For this reason, it is important that someone tell us if you or your spouse dies before the life contingent annuity has started payments so that a lower valuation can be made. Otherwise, a higher tax value may result in an overstatement of the amount that would be necessary to satisfy your required minimum distribution amount.

      Allocation of funds to the life contingent annuity may prevent the contract from later receiving "conduit" IRA treatment.

      SUCCESSOR ANNUITANT AND OWNER

      If your spouse is the sole primary beneficiary and elects to become the successor annuitant and owner, no death benefit is payable until your surviving spouse's death.

      PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

      IRA death benefits are taxed the same as IRA distributions.

      BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

      You cannot get loans from a Traditional IRA. You cannot use a Traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the Traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% will apply if you have not reached age 59 1/2 before the first day of that tax year.

      EARLY DISTRIBUTION PENALTY TAX

      A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a Traditional IRA made before you reach age 59 1/2. The extra penalty tax does not apply to pre-age 59 1/2 distributions made:

      o  on or after your death;

      o  because you are disabled (special federal income tax definition);

      o used to pay certain extraordinary medical expenses (special federal income tax definition);

      o used to pay medical insurance premiums for unemployed individuals (special federal income tax definition);

      o used to pay certain first-time home buyer expenses (special federal income tax definition);

      o used to pay certain higher education expenses (special federal income tax definition); or

      o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.

      Will payments we make to you from the life annuity with a period certain while you are under age 59 1/2 qualify as substantially equal payments for life?

      Same as nonqualified annuities under "Early distribution penalty tax."

FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

      We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

      You must file your request not to withhold in writing before the payment or distribution is made. Our Processing Office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States. We might have to withhold on amounts we pay under a free look or cancellation.

      Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here. Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our Processing Office at their toll-free number.

      If you are receiving periodic and/or non-periodic payments, you will be notified of the withholding requirements and of your right to make withholding elections.

      FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

      We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.

      Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $14,700 in periodic annuity payments in 1999 your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.

      FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS

      For a non-periodic distribution (total surrender or partial withdrawal) we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of IRAs.

MORE INFORMATION

ABOUT OUR FIXED MATURITY OPTIONS

      HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT. We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

      (1) We determine the market adjusted amount on the date of the withdrawal as follows:

          (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

          (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

          (c) We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

          (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

      (2)  We determine the fixed maturity amount as of the current date.

      (3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

      [Sidebar: Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.]

      If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. See the Appendix to this prospectus for an example of how we calculate the market value adjustment.

      For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

ABOUT THE SEPARATE ACCOUNT FOR THE FIXED MATURITY OPTIONS

      INVESTMENTS. Under New York Insurance law, the portion of the separate account assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law which applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your account value in the fixed maturity options regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

      We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

      Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.

ABOUT OUR GENERAL ACCOUNT

      Our general account supports all of our policy and contract guarantees, including those that apply to the fixed maturity options, as well as our general obligations. Amounts applied under the life contingent annuity become part of our general account.

      The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940. However, the market value adjustment interests under the contracts are registered under the Securities Act of 1933.

      We have been advised that the staff of the SEC has not made a review of the disclosure that is included in the prospectus for your information that relates to the general account (other than market value adjustment interests) and the life contingent annuity. The disclosure, however, may be subject to certain generally applicable provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

OTHER METHODS OF PAYMENT

      WIRE TRANSMITTALS

      We accept initial contributions sent by wire to our Processing Office by agreement with certain broker-dealers. The transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions."

      Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information forwarded electronically. Where we require a signed application, no financial transactions will be permitted until we receive the signed application and have issued the contract.

      After your contract has been issued, additional contributions under the life annuity with a period certain contract may be transmitted by wire.

ABOUT PAYMENTS UNDER PERIOD CERTAIN CONTRACTS

      The following example illustrates a ten-year level stream of annual payments, each in the amount of $10,000, purchased on April 15, 1999 with the first payment on February 15, 2000. To achieve this result, a single contribution of $_________ is required, and is allocated among the fixed maturity options as indicated below.




----------------------------------------------------------------------------------
  FEBRUARY 15TH OF                         PRICE PER $100 OF     ALLOCATION OF
    CALENDAR YEAR           PAYMENT         MATURITY VALUE       CONTRIBUTION
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------
        2000                $10,000                $
----------------------------------------------------------------------------------
        2001                10,000
----------------------------------------------------------------------------------
        2002                10,000
----------------------------------------------------------------------------------
        2003                10,000
----------------------------------------------------------------------------------
        2004                10,000
----------------------------------------------------------------------------------
        2005                10,000
----------------------------------------------------------------------------------
        2006                10,000
----------------------------------------------------------------------------------
        2007                10,000
----------------------------------------------------------------------------------
        2008                10,000
----------------------------------------------------------------------------------
        2009                10,000
----------------------------------------------------------------------------------
                                                              TOTAL
----------------------------------------------------------------------------------


DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

      BUSINESS DAY

      Our business day is generally any day that the New York Stock Exchange is open for trading. Our business day ends at 4:00 p.m., Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

      If your contribution or any other transaction request containing all the required information, reaches us on a non-business day or after 4:00 p.m.
on a business day, we will use the next business day.

      CONTRIBUTIONS

      o Contributions allocated to the fixed maturity options will receive the rate to maturity in effect for that fixed maturity option on that business day.

      o Contributions allocated to the separate account to provide for payments off maturity dates, will receive the interest rate in effect on that business day or the same rate as the rate to maturity that applied to the expired fixed maturity option.

      o Contributions allocated to the life contingent annuity will be invested at the purchase rates in effect on that business day.

ABOUT OUR YEAR 2000 PROGRESS

            [To be supplied]

ABOUT LEGAL PROCEEDINGS

      Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon our obligations under the contracts, or the distribution of the contracts.

ABOUT OUR INDEPENDENT ACCOUNTANTS

      The consolidated financial statements and consolidated financial statement schedules of Equitable Life at December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998 included in Equitable Life's Annual Report on Form 10-K, incorporated by reference in the prospectus, have been examined by PricewaterhouseCoopers LLP, independent accountants, whose reports thereon are incorporated herein by reference. Such consolidated financial statements and consolidated financial statement schedules have been incorporated herein by reference in reliance upon the reports of PricewaterhouseCoopers LLP given upon their authority as experts in accounting and auditing.

TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS, AND BORROWING

      The contracts may not be assigned except through surrender to us. They may not be borrowed against or used as collateral for a loan or other obligation.

DISTRIBUTION OF CONTRACTS

      Equitable Distributors, Inc. ("EDI") and EQ Financial Consultants, Inc. ("EQF"), indirect, wholly owned subsidiaries of Equitable Life, are the distributors of the contracts and have responsibility for sales and marketing functions. EDI and EQF are registered with the SEC as broker-dealers and are members of the National Association of Securities Dealers, Inc. The principal business address of EDI and EQF is 1290 Avenue of the Americas, New York, New York 10104. Pursuant to a distribution agreement between Equitable Life, certain of Equitable Life's separate accounts, including the separate account that contains the fixed maturity options, and EDI, Equitable Life paid EDI distribution fees of $129,520 for 1998, $962,599 for 1997 and $202,400 for 1996,
as the distributor of the contracts. Pursuant to a distribution and services agreement between EQF, Equitable Life and certain of Equitable Life's separate accounts, including the separate account that contains the fixed maturity options, Equitable Life paid EQF $325,380 for 1998, as the distributor for certain contracts including these contracts. During May 1999, EQF plans to change its name to AXA Advisors, Inc.

      The contracts will be sold by registered representatives of EDI and EQF as well as by affiliated and unaffiliated broker-dealers with which EDI and/or EQF has entered into selling agreements. Broker-dealer sales compensation will generally not exceed 5% of total contributions made under the contracts. EDI and EQF may also receive compensation and reimbursement for its marketing services under the terms of their distribution agreements with Equitable Life. Broker-dealers receiving sales compensation will generally pay a portion of it to their registered representatives as commissions related to sales of the contracts. The offering of the contracts is intended to be continuous.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      Equitable Life's annual report on form 10-K for the year ended December 31, 1998 [and a current report on form 8-K dated ____________, 1999, are] considered to be part of this prospectus because they are incorporated by reference.

      After the date of the prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this prospectus because they are incorporated by reference.

      Any statement contained in a document which is or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus, if a statement contained in this prospectus changes or is replaced. Any statement which is considered to be a part of this prospectus because of its incorporation, will be considered changed or replaced for the purpose of this prospectus, if a statement contained in any other subsequently filed document which is considered to be part of this prospectus, changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.

      We file our exchange act documents and reports, including our annual and quarterly reports on form 10-K and form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

      Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234).

APPENDIX: MARKET VALUE ADJUSTMENT EXAMPLE

The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 15, 2000 to a fixed maturity option with a maturity date of February 15, 2009 at a rate to maturity of 7.00% resulting in a maturity value at the maturity date of $183,846, and further assuming that a withdrawal of $50,000 was made on February 15, 2004.


-------------------------------------------------------------------------------------------------

                                                                           ASSUMED
                                                            RATE TO MATURITY ON FEBRUARY 15, 2004
                                                                   5.00%           9.00%
                                                         ----------------------------------------

As of February 15, 2004 (before withdrawal)
-------------------------------------------

(1)  Market adjusted amount........................................    $144,048     $119,487

(2)  Fixed maturity amount.........................................     131,080      131,080

(3)  Market value adjustment: (1)-(2)..............................      12,968      (11,593)


On February 15, 2004 (after withdrawal)
---------------------------------------

(4)  Portion of the market adjusted amount associated
     with withdrawal: (3) x [$50,000/(1)]..........................    $  4,501     $(4,851)

(5)  Reduction in fixed maturity
     amount: [$50,000-(4)].........................................      45,499      54,851
(6)  Fixed maturity amount: (2)-(5)................................      85,581      76,229
(7)  Maturity value................................................     120,032     106,915
(8)  Market adjusted amount of (7).................................      94,048      69,487
-------------------------------------------------------------------------------------------------


You should note that if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 15.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  The by-laws of The Equitable Life Assurance Society of the United States ("Equitable Life") provide, in Article VII, as follows:

                  7.4 Indemnification of Directors, Officers and Employees. (a)
                      To the extent permitted by the law of the State of New York and subject to all applicable requirements thereof:

                  (i) any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that he or she, or his or her testator or intestate, is or was a director, officer or employee of the Company shall be indemnified by the Company;

                 (ii) any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that he or she, or his or her testator or intestate serves or served any other organization in any capacity at the request of the Company may be indemnified by the Company; and

                (iii) the related expenses of any such person in any of said categories may be advanced by the Company.

                      (b) To the extent permitted by the law of the State of New York, the Company may provide for further indemnification or advancement of expenses by resolution of shareholders of the Company or the Board of Directors, by amendment of these By-Laws, or by agreement. {Business Corporation Law ss.ss. 721-726; Insurance Law ss.1216}

         The directors and officers of Equitable Life are insured under policies issued by Lloyd's of London, X. L. Insurance Company and ACE Insurance Company. The annual limit on such policies is $100 million, and the policies insure the officers and directors against certain liabilities arising out of their conduct in such capacities.

ITEM 16.          EXHIBITS

                  Exhibits No.

                  (1)      (a)      Form of Distribution Agreement by and among
                                    Equitable Distributors, Inc., Separate
                                    Account Nos. 45 and 49 of Equitable Life and
                                    Equitable Life Assurance Society of the
                                    United States, incorporated by reference to
                                    Exhibit 1(a) to the Registration Statement on Form S-3 (File No. 33-88456), filed June
                                    7, 1996.

                           (b) Form of Distribution Agreement dated as of January 1, 1998 among The Equitable Life Assurance Society of the United States for itself and as depositor on behalf of certain separate accounts and Equitable Distributors, Inc., incorporated herein by reference to Exhibit 3(b) to the Registration Statement on Form N-4 (File No. 333-05593) on May 1, 1998.

                           (c) Form of The Hudson River Trust Sales Agreement by and among Equico Securities, Inc. (now EQ Financial Consultants, Inc.), The Equitable Life Assurance Society of the United States, Equitable Distributors, Inc. and Separate Account No. 49 of The Equitable Life Assurance Society of the United States, incorporated by reference to Exhibit 1(c) to the Registration Statement on Form S-3 (File No. 33-88456), filed June 7, 1996.

                           (d) Distribution and Servicing Agreement among Equico Securities (now EQ Financial Consultants, Inc.), The Equitable Life Assurance Society of the United States, and Equitable Variable Life Insurance Company, dated as of May 1, 1994, incorporated herein by reference to Exhibit 3(c) to the Registration Statement on Form N-4 File No. 2-30070, refiled electronically July 10, 1998.

                           (e) Letter of Agreement for Distribution Agreement among The Equitable Life Assurance Society of the United States and EQ Financial Consultants, Inc., dated April 20, 1998, incorporated herein by reference to Exhibit No. 3(c) to Registration Statement (File No. 33-83750), filed on May 1, 1998.

                  (4)      (a)      Form of group annuity contract no.
                                    1050-94IC, previously filed with this
                                    Registration Statement on Form S-3 (File No.
                                    333-24009) on March 6, 1998.

                           (b) Form of group annuity certificate nos. 94ICA and 94ICB, previously filed with this Registration Statement on Form S-3 (File No. 333-24009) on March 6, 1998.

                           (b)(i) Form of Data pages for Equitable Accumulator TSA, incorporated by reference to Exhibit No. 4(s) to the Registration Statement on Form N-4 (File No. 33-05593) filed on May 22, 1998.

                           (c) Forms of Endorsement Nos. 94ENIRAI, 94ENNQI and 94ENMVAI to contract no. 1050-94IC and data pages no. 94ICA/BIM(IRA), (NQ), (NQ Plan A) and (NQ Plan B), previously filed with this Registration Statement on Form S-3 (File No. 333-24009) on March 6, 1998.

                           (c)(i) Form of Data Pages for Equitable Accumulator Select TSA, incorporated by reference to
                                    Exhibit 4(k) to the Registration Statement on Form N-4 (File No. 333-31131) filed on May 22, 1998.

                           (d) Forms of Application used with the IRA, NQ and Fixed Annuity Markets, previously filed with this Registration Statement on Form S-3 (File No. 333-24009) on March 6, 1998.

                           (d)(i) Form of Data Pages for Equitable Accumulator TSA, incorporated by reference to Exhibit No. 4(v) to the Registration Statement on Form N-4 (File No. 33-83750) filed on May 22, 1998.

                           (e) Form of Endorsement no. 95ENLCAI to contract no. 1050-94IC and data pages no. 94ICA/BLCA, previously filed with this Registration Statement on Form S-3 (File No. 333-24009) on March 6, 1998.

                           (e)(i) Form of Endorsement Applicable to TSA Certificates, incorporated by reference to
                                    Exhibit 4(t) to the Registration Statement on Form N-4 (File No. 333-05593) filed on May 22, 1998.

                           (f) Forms of Data Pages for Rollover IRA, IRA Assured Payment Option, IRA Assured Payment Option Plus, Accumulator, Assured Growth Plan, Assured Growth Plan (Flexible Income Program), Assured Payment Plan (Period Certain) and Assured Payment Plan (Life with a Period Certain), incorporated by reference to Exhibit 4(f) to the Registration Statement on Form S-3 (File No. 33-88456), filed August 31, 1995.

                           (f)(i) Form of Enrollment Form/Application for Equitable Accumulator (IRA, NQ, QF and TSA), incorporated by reference to Exhibit No. 5(f) to the Registration Statement on Form N-4 (File No. 333-05593) filed on May 22, 1998.

                  Exhibits No.

                           (g) Forms of Data Pages for Rollover IRA, IRA Assured Payment Option, IRA Assured Payment Option Plus, Accumulator, Assured Growth Plan and Assured Payment Plan (Life Annuity with a Period Certain), incorporated by reference to Exhibit 4(g) to the Registration Statement on Form S-3 (File No. 33-88456), filed on April 23, 1996.

                           (h)      Form of Separate Account Insulation
                                    Endorsement for the Endorsement Applicable to Market Value Adjustment Terms, incorporated by reference to Exhibit 4(h) to the Registration Statement on Form S-3 (File No. 33-88456), filed on April 23, 1996.

                           (i) Forms of Guaranteed Minimum Income Benefit Endorsements (and applicable data page for Rollover IRA) for Endorsement Applicable to Market Value Adjustment Terms and for the Life Contingent Annuity Endorsement, incorporated by reference to Exhibit 4(i) to the Registration Statement on Form S-3 (File No. 33-88456), filed on April 23, 1996.

                           (j) Forms of Enrollment Form/Application for Rollover IRA, Choice Income Plan, Assured Growth Plan, Accumulator and Assured Payment Plan, incorporated by reference to Exhibit 4(j) to the Registration Statement on Form S-3 (File No. 33-88456), filed on April 23, 1996.

                           (k) Forms of Data Pages for the Accumulator, incorporated by reference to Exhibit 4(k) to the Registration Statement on Form S-3 (File No. 33-88456), filed June 7, 1996.

                           (l) Forms of Data Pages for the Rollover IRA, incorporated by reference to Exhibit 4(l) to the Registration Statement on Form S-3 (File No. 33-88456), filed June 7, 1996.

                           (m) Forms of Data Pages for the Accumulator and Rollover IRA, incorporated by reference to
                                    Exhibit 4(m) to the Registration Statement on Form S-3 (File No. 33-88456), filed October 9, 1996.

                           (n) Forms of Data Pages for Accumulator and Rollover IRA, incorporated by reference to
                                    Exhibit 4(n) to the Registration Statement on Form S-3 (File No. 33-88456), filed October 16, 1996.

                           (o) Forms of Data Pages for the Accumulator, Rollover IRA, Income Manager Accumulator, Income Manager Rollover IRA, Equitable Accumulator, Income Manager (IRA and NQ) and MVA Annuity (IRA and NQ), previously filed with this Registration Statement (File No. 333-24009) on April 30, 1997.

                           (p) Forms of Enrollment Form/Application for Income Manager Accumulator, Income Manager Rollover IRA, Equitable Accumulator, Income Manager (IRA and NQ) and MVA Annuity (IRA and NQ), previously filed with this Registration Statement (File No. 333-24009) on April 30, 1997.

                           (q)      Forms of Data Pages for Equitable
                                    Accumulator Select (IRA) and Equitable
                                    Accumulator Select (NQ), previously filed with this Registration Statement (File No. 333-24009) on September 18, 1997.

                           (r) Forms of Enrollment Form/Application for Equitable Accumulator Select (IRA and NQ), previously filed with this Registration Statement (File No. 333-24009) on September 18, 1997.

                           (s) Form of Data Pages No. 94ICB and 94ICBMVA for Equitable Accumulator (IRA) Certificates, incorporated by reference to
                                    Exhibit 4(m) to the Registration Statement
                                    on  Form  N-4  (File  No.   33-83750) on
                                    February 27, 1998.

                           (t) Form of Data Pages No. 94ICB and 94ICBMVA for Equitable Accumulator (NQ) Certificates, incorporated by reference to Exhibit 4(n) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (u) Form of Data Pages No. 94ICB and 94ICBMVA for Equitable Accumulator (QP) Certificates, incorporated by reference to Exhibit 4(o) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (v) Form of Data Pages No. 94ICB, 94ICBMVA and 94ICBLCA for Assured Payment Option Certificates, incorporated by reference to
                                    Exhibit 4(p) to the Registration Statement
                                    on  Form  N-4  (File  No.   33-83750) on
                                    February 27, 1998.

                           (w) Form of Data Pages No. 94ICB, 94ICBMVA and 94ICBLCA for APO Plus Certificates, incorporated by reference to Exhibit 4(q) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (x) Form of Endorsement applicable to Defined Benefit Qualified Plan Certificates No. 98ENDQPI incorporated by reference to
                                    Exhibit 4(r) to the Registration Statement
                                    on  Form  N-4  (File  No.   33-83750)   on
                                    February 27, 1998.

                           (y)      Form of Endorsement applicable to
                                    Non-Qualified Certificates No. 98ENJONQI, incorporated by reference to Exhibit 4(s) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (z) Form of Endorsement applicable to Charitable Remainder Trusts No. 97ENCRTI, incorporated by reference to Exhibit 4(t) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (a)(a) Form of Enrollment Form/Application No. 126737 (5/98) for Equitable Accumulator (IRA, NQ and QP), incorporated by reference to Exhibit 5(e) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (b)(b) Form of Endorsement for Extra Credit Annuity Form No. 98ECENDI and Data Pages 94ICA/B, incorporated herein by reference to Exhibit No. 4(j) to Amendment No. 14 to the Separate Account No. 49 N-4 Registration Statement, filed September 30, 1998.

                           (c)(c) Form of Endorsement for Extra Credit Annuity Form No. 98ECENDI and Data Pages 94ICA/B, incorporated herein by reference to Exhibit No. 4(k) to Amendment No. 13 to the Separate Account No. 45 N-4 Registration Statement, filed September 30, 1998.

                           (d)(d) Form of Endorsement applicable to Defined Contribution Qualified Plan Certificates No. 97ENQPI and Data Pages 94ICA/B, incorporated herein by reference to Exhibit No. 4 (k) to Amendment No. 14 to the Separate Account 49 N-4 Registration Statement, filed September 30, 1998.

                           (e)(e) Form of Endorsement applicable to Defined Contribution Qualified Plan Certificates No. 97ENQPI and Data Pages 94ICA/B, incorporated herein by reference to Exhibit No. 4(l) to Amendment No. 13 to the Separate Account 45 N-4 Registration Statement, filed September 30, 1998.

                  Exhibits No.

                  (5)      (a)      Opinion and Consent of Jonathan E. Gaines,
                                    Esq., Vice President and Associate General
                                    Counsel of Equitable, as to the legality of the securities being registered, previously filed with this Registration Statement (File
                                    No. 333-24009) on April 30, 1997.

                           (b) Copy of the Internal Revenue Service determination letter regarding qualification under Section 401 of the Internal Revenue Code, incorporated by reference to Exhibit 5(b) to the Registration Statement on Form S-3 (File No. 33-88456), filed August 31, 1995.

                   (8)     (a)      Not applicable.

                  (23)     (a)      Consent of PricewaterhouseCoopers LLP (to be
                                    filed by amendment).

                           (b)      Consent of Counsel (see Exhibit 5(a).

                           (c) Powers of Attorney, previously filed with this Registration Statement No. 333-24009 on May 1, 1998.

ITEM 17.          UNDERTAKINGS

                  (a)      The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or
                               sales are being made, a post-effective amendment to this registration statement:

                                    (i)     to include any prospectus required
                                            by section 10(a)(3) of the
                                            Securities Act of 1933;

                                    (ii)    to reflect in the prospectus any
                                            facts or events arising after the
                                            effective date of the registration
                                            statement (or the most recent
                                            post-effective amendment thereof)
                                            which, individually or in the
                                            aggregate represent a fundamental
                                            change in the information set forth
                                            in the registration statement;

                                    (iii)   to include any material information
                                            with respect to the plan of
                                            distribution not previously
                                            disclosed in the registration
                                            statement or any material change to
                                            such information in the registration
                                            statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
         Section 13 or 15(d) of the Securities Act of 1934 that are incorporated by reference in the registration statement.

                           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         As required by the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and State of New York, on March 24, 1999.

                             THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE
                                           UNITED STATES
                                           (Registrant)

                                     By: /s/ Jerome S. Golden
                                            -------------------
                                             Jerome S. Golden
                                        Executive Vice President
                                       Product Management Group
                                 The Equitable Life Assurance Society
                                         of the United States

         As required by the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed by or on behalf of the following persons in the capacities and on the date indicated.


PRINCIPAL EXECUTIVE OFFICERS:

Michael Hegarty                             President, Chief Operating Officer and Director

Edward D. Miller                            Chairman of the Board, Chief Executive Officer and Director

PRINCIPAL FINANCIAL OFFICER:

Stanley B. Tulin                            Vice Chairman of the Board, Chief Financial Officer and Director

PRINCIPAL ACCOUNTING OFFICER:

/s/ Alvin H. Fenichel                       Senior Vice President and Controller
---------------------
Alvin H. Fenichel

March 24, 1999


DIRECTORS:

Francoise Colloc'h        Donald J. Greene            G. Donald Johnston, Jr.
Henri de Castries         John T. Hartley             George T. Lowy
Joseph L. Dionne          John H.F. Haskell, Jr.      Edward D. Miller
Denis Duverne             Michael Hegarty             Didier Pineau-Valencienne
Jean-Rene Fourtou         Mary R. (Nina) Henderson    George J. Sella, Jr.
Norman C. Francis         W. Edwin Jarmain            Stanley B. Tulin
                                                      Dave H. Williams


By: /s/Jerome S. Golden
    -------------------
       Jerome S. Golden
       Attorney-in-Fact

March 24, 1999